UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2017

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2017, Kevin Harris resigned as the Chief Financial Officer of Inpixon (the “Company”), effective immediately. Mr. Harris has agreed to serve as a senior financial advisor to the Company’s Chief Executive Officer. In this new role, Mr. Harris will continue as an at-will employee with reduced monthly compensation of $10,000 and will advise the Company’s CEO on further restructuring and cost-cutting measures including divesture planning, resource allocation and other activites as needed. Pursuant to the terms of Mr. Harris’s previous employment agreement, as of the date of his resignation, he was entitled to a cash bonus of approximately $53,000. The Company has agreed to pay such bonus as soon as possible but no later than over 3 pay periods, beginning with the pay period ending July 31, 2017. The Company anticipates that it will enter into a written agreement with Mr. Harris that includes the terms set forth above.

On July 19, 2017, the board of directors of the Company appointed Wendy Loundermon to act in the capacity as the Company’s principal financial and accounting officer.

Ms. Loundermon, age 46, has overseen all of the Company’s finance, accounting and HR activities from 2002 until October 2014 and was re-appointed as interim Chief Financial Officer of the Company effective January 2015 through October 2015. She has continued on with the Company as Vice President of Finance. Ms. Loundermon has over 20 years of finance and accounting experience. She is currently responsible for the preparation and filing of financial statements and reports for all companies, tax return filings, and managing the accounting staff. Ms. Loundermon received a Bachelor of Science degree in Accounting and a Master of Science degree in Taxation from George Mason University..

The Employment Agreement, effective as of October 1, 2014, between Ms. Loundermon and the Company (the “Loundermon Employment Agreement”), the material terms of which are summarized on page 3 of the Company’s Current Report on Form 8-K under Item 5.02 filed on October 27, 2014, to which the Loundermon Employment Agreement is attached as an exhibit, remains in effect without modification.

Ms. Loundermon does not have any family relationships with any of the officers or directors of the Company.

Ms. Loundermon does not have an interest in any transaction required to be reported pursuant to Item 404(a) of Regulation S-K under Securities Act of 1933, as amended.

Item 9.01	Exhibits.

Exhibit Number	Exhibit Description
Exhibit 10.1+	Employment Agreement, effective as of October 1, 2014, between Wendy Loundermon and the Company.(1)

Exhibit 10.2*+	Services Arrangement, effective July 14, 2017, between Kevin Harris and the Company.

(1) Incorporated by reference to the Company’s Current Report on Form 8-K filed on October 27, 2014.

* Filed herewith.

+ Indicates a management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: July 20, 2017	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

Exhibit Index

Exhibit Number	Exhibit Description
Exhibit 10.1+	Employment Agreement, effective as of October 1, 2014, between Wendy Loundermon and the Company.(1)

Exhibit 10.2*+	Services Arrangement, effective July 14, 2017, between Kevin Harris and the Company.

(1) Incorporated by reference to the Company’s Current Report on Form 8-K filed on October 27, 2014.

* Filed herewith.

+ Indicates a management contract or compensatory plan.

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